Venture Capital for Tiny Technology

SECOND QUARTER REPORT 2008

FELLOW SHAREHOLDERS:

As always, in adversity, there is opportunity. Currently, the United States is beset by great economic and financial adversity: declining housing prices and rising mortgage foreclosures; the credit and banking crisis precipitated by the sub-prime mortgage debacle; the slowing economy; the global bear market in stocks; the shutdown of the market for venture capital-backed initial public offerings (IPOs); the slowdown of merger-and-acquisition activity; the disappearance of the auction-rate securities markets; the growing U.S. budget deficit; the devaluation of the U.S. dollar; the slump in sales and declining re-sale values of gas-guzzling vehicles; rising unemployment; growing delinquencies in credit-card debt; rising industrial-commodity prices; rising food prices; widely accepted evidence of global warming; and rising energy prices.

Of all of these problems, none seems more intractable than the cost and availability of clean energy. But for the venture capital industry and for those seeking commercial applications for nanotechnology, there is no greater opportunity than cleantech -- reducing the consumption, costs, and pollution associated with generating energy.

At a time when capital is hard to attract in most industries, it is pouring into cleantech. And our own portfolio reflects this onslaught of capital for cleantech. All of the nine companies in our portfolio that we classify as "Tiny Tech for Cleantech," except Laser Light Engines, Inc., in which we recently made our initial investment, have completed follow-on financings subsequent to our initial investment. Of the eight companies that have completed subsequent financings, seven have completed financings at premiums to the prices of the rounds of financing in which we initially participated. Thus, the value of our Tiny Tech for Cleantech holdings is currently $38,063,904, versus our cost of $21,612,011. Moreover, since we began making new investments strictly in tiny technology in 2001, we have had no write-offs of cleantech investments, and we sold our shares in one such investment, NanoGram Devices Corporation, for $2,749,955, versus our cost basis of $813,210, approximately 14 months after our investment. (Prior to 2001, our only investment in cleantech was in Molten Metal Technology, Inc., in which we completed the sale of our shares for $30,660,765, versus our cost basis of $110,000, approximately 48 months after our investment.)

In the second quarter, as a result of both new investment and appreciation in the value of our previous holdings, Tiny Tech for Cleantech increased from 35.5 to 41.2 percent of our portfolio. Driven by the increase in value of our Tiny Tech for Cleantech holdings, our net asset value per share (NAV) increased to $5.95, its all-time high. One of these holdings, Solazyme, was recently named most promising U.S. green-tech firm at the sixth annual World Investment Conference in France.

Given the growing employment of nanotechnology for cleantech solutions, Tiny Tech for Cleantech may continue to grow as a percentage of our portfolio.

With 32 active companies in our portfolio, developing, making and selling a variety of products for a variety of markets, we are of course exposed, either directly or indirectly, to most of the negative forces in our economy. With respect to some of these negative forces, our exposure is isolated. For example, one of our companies makes products for the home-building industry, two hold some auction-rate securities, and some of our companies have borrowed money from banks. With respect to other of these negative forces, most of our companies are or may become affected. For example, we would expect the economic slowdown to have some effect on most of our companies, other than the ones developing and selling products and services for the life-sciences markets.

In this unusually difficult environment, we are continuing to invest. But until the capital markets improve, we would not expect any of our portfolio companies to try to move ahead with IPO plans. For the first time in a quarter since 1978, in the second quarter of 2008, there were no IPOs in the United States of venture capital-backed companies. Nor did the IPO market improve in July; July was the worst month for IPOs globally in the last five years. And while merger-and-acquisition activity continues, it has been subdued recently. Companies that remain in a venture capital portfolio rather than going public or being acquired generate no liquidity and often require additional investment. Thus, while we weather the storm, we expect to be making a higher percentage of our investments than was our wont in follow-on, as opposed to initial, investments.

	2001	2002	2003	2004	2005	2006	2007	YTD 6/30/08

Total Incremental Investments	$489,999	$6,240,118	$3,812,600	$14,837,846	$16,251,339	$24,408,187	$20,595,161	$10,847,095

No. of New Investments	1	7	5	8	4	6	7	2

No. of Follow-On Investment Rounds	0	1	5	21	13	14	20	13

No. of Rounds Led	0	1	0	2	0	7	3	3

Average Dollar Amount - Initial	$489,999	$784,303	$437,156	$911,625	$1,575,000	$2,383,424	$1,086,441	$1,122,250

Average Dollar Amount - Follow-On	N/A	$750,000	$325,364	$359,278	$765,488	$721,974	$649,504	$661,738

In all environments, we endeavor to manage the high risk inherent in our individual investments in three ways: financial diversification, economic diversification, and degree of liquidity on our parent-company balance sheet. With respect to financial diversification, we do not currently have as much as five percent of our net assets invested on a cost basis in any one portfolio company (although occasionally we have gone over five percent in the past and may do so again in the future). With respect to economic diversification, our portfolio companies are utilizing tiny technology to develop, manufacture, and market a wide variety of products for a variety of end-user markets. With respect to balance-sheet liquidity, we raised enough additional capital ($14,383,497, net of offering expenses) in the second quarter to continue to execute a long-term growth strategy, in spite of the difficult environment in which we find ourselves. We wound up the second quarter with $61,425,025 in U.S. treasury securities and no debt.

Our company is extremely sensitive to bear markets in stocks. Our stock has a high beta - in other words, it is much more volatile than the general stock market. Thus, a bear market tends to lower our stock's price, which raises our cost of capital as well as hurting our shareholders. A bear market tends to slow if not halt IPOs of venture capital-backed companies. Merger-and-acquisition activity tends to slow, and valuations of acquisitions decline, in a bear market. Moreover, the multiple of our stock price to our net asset value per share (NAV) seems to be sensitive to the level of venture capital-backed IPOs. This year, as IPO activity dried up (there were only five venture capital-backed IPOs in the entire first half), whether coincidentally or not, our stock traded at times at or below NAV, even as our NAV was headed to a record high at the end of the second quarter. Of course, we are far from alone in this bear market. Ironically, in spite of the actual decline in our market value this year, we were included in the Russell 2000 Index after the close of the equity markets on June 27, 2008, on the basis of the relative increase in our market value!

In closing, we are very appreciative of the patience and support of our fellow shareholders. Bear markets burn out eventually, and in their aftermath, it always turns out that great new companies rise from the ashes. We are in the business of trying to identify, invest in, and develop such companies. The world looked pretty gloomy in 1978 too, the last time there were no venture capital-backed IPOs for an entire quarter. In the aftermath of the current bear market, we are betting that cleantech companies will be in the vanguard of the next IPO market.

Charles E. Harris	Douglas W. Jamison	Daniel B. Wolfe
Chairman and Chief Executive Officer	President and Chief Operating Officer	Chief Financial Officer
Managing Director	Managing Director	Managing Director

Michael A. Janse	Alexei A. Andreev
Executive Vice President	Executive Vice President
Managing Director	Managing Director

August 7, 2008

This letter may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this letter. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Company's report on Form 10-Q for the quarter ended June 30, 2008 and subsequent filings, filed with the Securities and Exchange Commission, for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc.®, undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this letter.

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

ASSETS

	June 30, 2008	December 31, 2007
	(Unaudited)
Investments, in portfolio securities at value
(cost: $88,459,760 and $82,677,528, respectively)	$92,335,524	$78,110,384
Investments, in U.S. Treasury obligations at value
(cost: $60,984,874 and $59,552,933, respectively)	61,425,025	60,193,593
Cash and cash equivalents	688,119	330,009
Restricted funds	53,871	2,667,020
Receivable from portfolio company	21,500	524
Interest receivable	573,686	647,337
Prepaid expenses	263,363	488,667
Other assets	425,895	455,798
Total assets	$155,786,983	$142,893,332

LIABILITIES & NET ASSETS

Accounts payable and accrued liabilities	$1,996,853	$4,515,463
Deferred rent	11,290	14,525
Total liabilities	2,008,143	4,529,988

Net assets	$153,778,840	$138,363,344

Net assets are comprised of:
Preferred stock, $0.10 par value, 2,000,000 shares authorized; none issued	$0	$0
Common stock, $0.01 par value, 45,000,000 shares authorized at 6/30/08 and 12/31/07; 27,688,313 issued at 6/30/08 and 25,143,313 issued at 12/31/07	276,884	251,434
Additional paid in capital	178,252,063	160,927,691
Accumulated net realized loss	(25,660,491)	(15,483,766)
Accumulated unrealized appreciation (depreciation) of investments	4,315,915	(3,926,484)
Treasury stock, at cost (1,828,740 shares at 6/30/08 and 12/31/07)	(3,405,531)	(3,405,531)

Net assets	$153,778,840	$138,363,344

Shares outstanding	25,859,573	23,314,573

Net asset value per outstanding share	$5.95	$5.93

HARRIS & HARRIS GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Investment income:
Interest from:
Fixed-income securities	$464,456	$637,701	$1,040,758	$1,290,199
Miscellaneous income	3,169	0	3,169	0
Total investment income	467,625	637,701	1,043,927	1,290,199

Expenses:
Salaries, benefits and stock-based compensation	2,461,802	2,644,284	4,895,097	5,179,050
Administration and operations	283,361	357,178	585,216	738,043
Professional fees	201,866	335,067	340,098	517,262
Rent	59,748	58,813	117,602	118,320
Directors’ fees and expenses	79,169	112,157	184,315	253,353
Depreciation	13,819	15,908	27,804	31,221
Custodian fees	6,143	5,961	12,696	11,735
Total expenses	3,105,908	3,529,368	6,162,828	6,848,984

Net operating loss	(2,638,283)	(2,891,667)	(5,118,901)	(5,558,785)

Net realized gain (loss) from investments:
Realized gain (loss) from investments	3,912	(8,213)	(5,010,958)	(8,887)
Income tax expense	668	0	46,866	84,905
Net realized gain (loss) from investments	3,244	(8,213)	(5,057,824)	(93,792)

Net decrease (increase) in unrealized depreciation on investments:
Change as a result of investment sales	0	0	5,014,653	0
Change on investments held	3, 989,748	(1,193,764)	3,227,746	(4,831,227)
Net decrease (increase) in unrealized depreciation on investments	3, 989,748	(1,193,764)	8,242,399	(4,831,227)

Net increase (decrease) in net assets resulting from operations	$1,354,709	$(4,093,644)	$(1,934,326)	$(10,483,804)

Per average basic and diluted outstanding share	$0.06	$(0.19)	$(0.08)	$(0.49)

Average outstanding shares	23,622,210	21,721,591	23,468,392	21,500,810